Exhibit 99

ICT GROUP MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	MBS VALUE PARTNERS, LLC
Michael McMullan	Betsy Brod/Lynn Morgen
212-994-4660	212-750-5800

ICT GROUP REPORTS FIRST QUARTER 2008 RESULTS

NEWTOWN, PA, MAY 1, 2008 – ICT GROUP, INC. (NASDAQ: ICTG), today reported results for the first quarter ended March 31, 2008.

Revenue for the first quarter was $108.7 million compared to $115.2 million reported in the first quarter of 2007. The net loss for the 2008 first quarter was $1.0 million, or $0.06 per diluted share. In last year’s first quarter, the Company reported net income of $410,000, or $0.03 per diluted share.

“First quarter performance was basically in line with Company expectations,” said John J. Brennan, Chairman and Chief Executive Officer. “More challenging economic conditions have caused clients to reduce the scope of certain programs, especially for marketing and telesales. We were able to offset some of the decline in call volumes by new business wins from existing and new customers, and were encouraged by the continued strength of our international business units,” Mr. Brennan said. “As anticipated, expenses for the period were impacted by a combination of seasonal factors, training and other start-up costs.”

In the 2008 first quarter, 60% of work for U.S. clients was produced at ICT GROUP’s lower-priced, offshore facilities compared to 40% in last year’s first quarter and 58% in the fourth quarter of 2007. The significant increase in the percentage of offshore production, principally in the Philippines, has increased the Company’s exposure to the effects of foreign currency fluctuations. Had the foreign currency exchange rates for the first quarter of 2007 remained in effect in 2008, pre-tax income would have increased by approximately $1.5 million.

Domestic revenue of $68.9 million in the first quarter declined from the comparable year-ago period as a result of the shift of U.S. production to lower-priced, offshore facilities and a reduction in telesales call volumes for certain financial services clients and cutbacks in market research programs. International revenue increased from first quarter 2007 levels to $39.8 million, which reflected strong growth in Canada, Mexico, and Australia.

— more —

ICT GROUP REPORTS FIRST QUARTER 2008 RESULTS (CONT.)

Services revenue totaled $83.0 million, 5% below last year’s levels and accounted for 76% of total revenue for the 2008 first quarter. Two-thirds of services revenue was derived from domestic clients with the remaining one-third coming from international clients. Included in Services, revenue from the Company’s higher-margin Marketing, Technology and BPO services totaled $12.3 million, up 22% on a year-over-year basis and accounted for 11% of total revenue for the quarter. Sales revenue, which totaled $25.7 million, declined 7% from last year’s first quarter and represented 24% of first quarter 2008 total revenue. Domestic clients and international clients each accounted for about half of sales revenue.

“Within the financial services sector, our revenue declined 9% on a year-over-year basis, but stabilized on a sequential basis with fourth quarter 2007 levels,” said Mr. Brennan. “We were able to offset much of the decline in financial telesales programs through additional customer service and back-office processing work for domestic financial clients, as well as new business from international financial firms. We continued to experience revenue growth in the quarter from telecommunications clients, as we added new programs in the U.S. and Canada.

“In addition, we have been actively working to reduce our own infrastructure costs, to resemble those of our offshore business model, so that we can more effectively leverage incremental revenue. We have undertaken a number of initiatives as part of this effort, which include implementing new technologies to help with agent recruitment and retention, workforce scheduling and automated sales verification as well as moving certain functions to our lower-cost, offshore operating units,” continued Mr. Brennan.

Outlook:

“We believe that ICT GROUP is now solidly positioned in the marketplace, with recognized industry expertise and the ability to meet client requirements with an optimal balance of onshore and offshore capacity. We expect to see the benefits from the new business captured in the second half of 2007 to positively impact our financial performance over the next several quarters. However, the ramp-up of certain of these programs is being extended over a longer period than previously expected, resulting in a reduction in our revenue and earnings projections for the balance of 2008. While recognizing uncertainties in the current business environment, we expect that new business wins in 2008

— more —

ICT GROUP REPORTS FIRST QUARTER 2008 RESULTS (CONT.)

will offset any further potential declines in existing programs, and still anticipate that second half 2008 revenue and earnings performance will materially outpace first half results. We now expect earnings per diluted share for the second quarter of 2008 to be in the range of $0.02 to $0.05 on revenue of $110 million to $113 million and full year 2008 earnings per diluted share to be in the range of $0.35 to $0.45 on revenue of $455 million to $465 million,” noted Mr. Brennan.

Conference Call:

The Company will hold a conference call today, Thursday, May 1, 2008, at 9:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through May 8, 2008.

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing (BPO) solutions. The Company provides a comprehensive mix of customer care/retention, acquisition, up-selling/cross-selling, technical support, market research and database marketing as well as e-mail management, data entry/collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements:

This press release contains certain forward-looking statements, such as expected call volumes, expansion of offshore operations, applicable income tax rates, revenue and earnings, efforts to reduce infrastructure costs, and the anticipated demand for ICT GROUP’s services. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2007, and other documents, such as current reports on Form 8-K and quarterly reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

— more —

ICT GROUP REPORTS FIRST QUARTER 2008 RESULTS (CONT.)

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: customer demand for a client’s product or service, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), a client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, changes in tax laws and regulation, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks and the impact of war. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
REVENUE	$108,700	$115,177

OPERATING EXPENSES:
Cost of services	69,652	73,624
Selling, general and administrative	40,828	41,178

	110,480	114,802

Operating income (loss)	(1,780)	375
Interest income, net	(122)	(119)

Income (loss) before income taxes	(1,658)	494
Income tax provision (benefit)	(645)	84

Net income (loss)	$(1,013)	$410

Diluted earnings (loss) per share	$(0.06)	$0.03

Shares used in computing diluted earnings (loss) per share	15,844	16,060

— more —

ICT Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$30,164	$30,244
Accounts receivable, net	78,941	79,823
Other current assets	16,325	18,117

Total current assets	125,430	128,184

PROPERTY AND EQUIPMENT, net	69,884	70,658

OTHER ASSETS	25,422	26,758

	$220,736	$225,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and other current liabilities	$50,997	$48,593

Total current liabilities	50,997	48,593

OTHER LIABILITIES	10,107	9,818
TOTAL SHAREHOLDERS’ EQUITY	159,632	167,189

	$220,736	$225,600

WORKSTATIONS AT PERIOD END	13,823	13,710

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

# # #